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                               ALPHA MICROSYSTEMS

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Alpha Microsystems 1993 Employee Stock Option Plan, as amended, 1996 Nonemployee Director Stock Compensation Plan and the Employee Stock Purchase Plan of our report dated April 29, 1996, with respect to the consolidated financial statements and schedule of Alpha Microsystems included in the Annual Report (Form 10-K) for the year ended February 25, 1996 which was filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

Orange County, California

January 30, 1997










                                  EXHIBIT 23.1